Exhibit 99.1

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

PRESS RELEASE

COHERENT DETAILS GROWTH STRATEGY AND LONG-TERM FINANCIAL MODEL AT 2025 ANALYST AND INVESTOR DAY

SAXONBURG, Pa., May 28, 2025 – Global photonics leader Coherent Corp. (NYSE: COHR) (“Coherent,” “We,” or the “Company”) today detailed its long-term growth strategy, key areas of product and technology investment, and target long-term financial model at its 2025 Analyst and Investor Day at the New York Stock Exchange. Investors can access a webcast replay of the event and a copy of the presentation on the Company’s Investor Relations website.

Jim Anderson, CEO, said, “Our team has made significant progress over the past fiscal year, with revenue expected to grow by over 22% and EPS expected to increase by 2.8X YoY in FY25. Although we’re pleased with our progress, there is much more opportunity ahead of us as we focus on our long-term goals of driving double-digit revenue growth in our key markets, such as AI Datacenters, expanding our gross margin and EPS, and continuing to unlock additional value for shareholders.”

Analyst and Investor Day Presentation Highlights

Dr. Julie Sheridan Eng, Chief Technology Officer, highlighted Coherent’s market opportunity in optical transceivers and components for AI Datacenters, the company’s broad and deep optical technology and product portfolio, its market-leading roadmap for pluggable and CPO transceivers, the optical switching market opportunity, and our industry-leading DCI roadmap.

Dr. Chris Dorman, Executive Vice President, Lasers, detailed Coherent’s Industrial market opportunity and key growth drivers across a broad spectrum of market segments, including semi cap and display equipment, precision manufacturing, and instrumentation.

Sherri Luther, CFO, outlined the Company’s key financial priorities, focus on accelerating profitable revenue growth, investment strategy, and improved financial target model, and disclosed the organization’s new segmentation to better align with its end markets and strategy.

Forward-Looking Statements

This press release contains forward-looking statements relating to future events and expectations, including, without limitation, our expectations regarding the opportunities ahead of us; our projected fiscal year ended June 30, 2025, financial results; our ability to achieve our long-term goals of driving double-digit revenue growth in our key markets; expanding our gross margin and EPS; and continuing to unlock additional value for shareholders, each of which is based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from its historical experience and our present expectations or projections.

The Company believes that all forward-looking statements made by it in this press release have a reasonable basis, but there can be no assurance that management’s expectations, beliefs, or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this presentation include but are not limited to: (i) the failure of any one or more of the assumptions stated herein to prove to be correct; (ii) the terms of the Company’s indebtedness and ability to service such debt in connection with its acquisition of Coherent, Inc. (the “Transaction”), (iii) risks relating to future integration and/or restructuring actions; (iv) fluctuations in purchasing patterns of customers and end users; (v) the ability of the Company to retain and hire key employees; (vi) changes in demand in the Company’s end markets along with the Company’s ability to respond to such market changes; (vii) the timely release of new products and acceptance of such new products by the market; (viii) the introduction of new products by competitors and other competitive responses; (ix) the Company’s ability to assimilate other recently acquired businesses, and realize synergies, cost savings, and opportunities for growth in connection therewith, together with the risks, costs, and uncertainties associated with such acquisitions; (x) the risks to realizing the benefits of investments in R&D and commercialization of innovations; (xi) the risks that the Company’s stock price will not trade in line with industrial technology leaders; (xii) the impact of trade protection measures, such as import tariffs by the United States or retaliatory actions taken by other countries; and/or (xiii) the risks relating to forward-looking statements and other “Risk Factors” identified from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise.

About Coherent

Coherent empowers market innovators to define the future through breakthrough technologies, from materials to systems. We deliver innovations that resonate with our customers in diversified applications for the industrial, communications, electronics, and instrumentation markets. Coherent has research and development, manufacturing, sales, service, and distribution facilities worldwide. For more information, please visit us at coherent.com.

Contact:

Paul Silverstein

Senior VP, Investor Relations

investor.relations@coherent.com

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